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                                                                    EXHIBIT 23.2

                           [MERRILL LYNCH LETTERHEAD]

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

  We hereby consent to the use of our opinion letter dated October 17, 1998 to the Board of Trustees of Eastern Enterprises included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Colonial Gas Company with and into a wholly-owned subsidiary of Eastern Enterprises, and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY" and "THE MERGER." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED

                                        /s/ Laurel A. Coben
                                    By: _________________________________
                                    Name:  Laurel A. Coben
                                    Title: Managing Director

New York, New York
December 16, 1998